INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Registration Statement on Form SB-2 of our report dated April 15, 2005 with respect to financial statements of Petrol Oil and Gas, Inc. for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ Weaver & Martin, LLC

Weaver & Martin LLC

Kansas City, Missouri

August 1, 2005